Exhibit 12.1

Certification by the Group Chief Executive Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Sebastian Toke, certify that:

1.	I have reviewed this annual report, as amended, on Form 20-F/A of GCL Global Holdings Ltd (the “Company”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	May 4, 2026

By:	/s/ Sebastian Toke
Name:	Sebastian Toke
Title:	Group Chief Executive Officer and Director